Exhibit 99.2 Q1 Fiscal 2020 Letter to Shareholders

Q1 Fiscal 2020 Highlights:

- **We delivered $444.8 million in net revenue, representing 21.5% year-over-year growth, $(0.2) million in net loss, $5.1 million in adjusted EBITDA[1] and $17.3 million in adjusted EBITDA excluding stock-based compensation expense (ex. SBC)[2] in Q1'20.**
- **We grew our active client count to 3.4 million as of November 2, 2019, an increase of 486,000 or 16.6% year over year.**
- **We introduced Shop Your Looks to more than one third of our U.S. Women's clients and we plan to extend the capability to all of our U.S. Women's clients by the end of fiscal 2020. We also continue to drive wallet share through Shop New Colors across both U.S. Men's and Women's clients.**
- **We improved our inventory optimization algorithm to drive stronger client outcomes and business results.**

Dear Shareholder:

We are pleased to share our results for Q1 fiscal 2020, which ended November 2, 2019. We reached 3.4 million active clients, a 16.6% increase year over year, and grew net revenue to $444.8 million, a 21.5% increase year over year.

During the quarter, we generated a net loss of $(0.2) million and diluted loss per share of $(0.00). We also delivered adjusted EBITDA of $5.1 million and adjusted EBITDA ex. SBC of $17.3 million.

As we look back on our first quarter, we highlight our focus on driving greater client engagement and share of wallet through our direct-buy offerings and further enhancing client outcomes through our data science capabilities.

Q1'20 Highlights

ACTIVE CLIENTS

3.4 million

16.6% YoY growth

NET REVENUE

$444.8 million

21.5% YoY growth

GROSS PROFIT

$201.3 million

45.3% of net revenue

NET LOSS

$(0.2) million

(0.0)% of net revenue

ADJUSTED EBITDA[1]

$5.1 million

1.2% of net revenue

ADJUSTED EBITDA ex. SBC[2]

$17.3 million

3.9% of net revenue

[1] We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision for income taxes, other (income) expense, net, depreciation and amortization.

[2] We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation.

For more information regarding adjusted EBITDA and adjusted EBITDA ex. SBC and the other non-GAAP financial measures discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter.

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Q1’20 Business Highlights: We introduced Shop Your Looks to more than one third of our U.S. Women’s clients and we plan to extend the capability to all of our U.S. Women’s clients by the end of fiscal 2020. We also continue to drive wallet share through Shop New Colors across both U.S. Men’s and Women’s clients. In Q4’19, we introduced our direct-buy capability, which allows clients to select and purchase items outside of a Fix directly from our website or mobile app. In doing so, we’ve begun taking steps on what will be a multi- year process of evolving our offering so that our personalization service can be accessed in more flexible ways. We’re confident direct buy has the potential to expand our market opportunity by attracting new clients and increasing our share of clients’ wallets. As a result, we are actively prioritizing continued rollout and improvements to this capability. We are encouraged by the early success of our first two direct-buy offerings, Shop Your Looks and Shop New Colors, and we’re excited to share more about the strength and potential we see for each. Shop Your Looks Unlike most e-commerce offerings which choose to show every available product to every visitor, Shop Your Looks is hyper-curated and algorithmically personalized to every client. While we have tens of thousands of items available in our assortment that we could show clients, our personalization capabilities are strong enough that we can reduce this paradox of choice and show clients only a small subset of our inventory. For example, today we present clients an average of 30 to 40 shoppable items at one time. This radical e-commerce experience is working, and we’re encouraged by early signs that Shop Your Looks is both complementary and additive to the Fix experience. With Shop Your Looks, we enable clients to play a more active role in the purchase experience, selecting from a highly personalized set of options. In doing so, we’re able to meet more needs, drive greater engagement, and capture additional wallet share. For example, non-apparel items, such as shoes, handbags, and accessories, which we believe are often instant gratification purchases tied to more immediate wants or needs, have historically comprised less than 10% of Fix revenue, but over 20% of Shop Your Looks revenue in Q1’20. We believe this demonstrates this new feature’s potential to capture wallet share that we weren’t previously able to access. We also expect Shop Your Looks to strengthen our inventory management capabilities. The feature draws on our existing inventory, allowing us to be more productive with the assortment we already have on hand. Its recommendations are refreshed multiple times daily based on live inventory availability, creating constant newness and excitement for clients when they log in to our website or mobile app. We've also seen low return rates through Shop Your Looks, contributing to the offering’s healthy unit economics. 3

While Shop Your Looks has had strong early results, it’s still in beta and we’ve been gradually introducing features and improving the user experience. In Q1’20, we rolled it out to one third of our U.S. Women’s active clients and we’re moving rapidly to put engineering talent and resources against this initiative to keep up with the momentum we’ve seen. In Q1’20, more than one third of clients who purchased through Shop Your Looks engaged with us multiple times, and approximately 60% of clients who purchased through the offering bought two items or more. Given these encouraging results, we plan to offer Shop Your Looks to all U.S. Women’s clients, both active and inactive, and begin testing the offering with U.S. Men’s clients by the end of fiscal 2020. Shop New Colors Another offering on our direct-buy platform, Shop New Colors, continues to expand our wallet share with clients. Shop New Colors was made available to all adult U.S. clients in June 2019, enabling them to buy previously purchased items in new colors, prints, and sizes. With Shop New Colors, we’re able to better engage our clients and serve more of their needs. To date, the top selling items across our Men’s and Women’s categories in this offering have been Exclusive Brands, highlighting our ability to successfully pinpoint clients’ fit and style preferences. Based on the success we’ve seen, we plan to introduce Shop New Colors to our Kids clients by the end of fiscal 2020. We’re excited by the potential that remains to engage more of our existing clients through this offering. The early momentum we’ve built thus far across both Shop Your Looks and Shop New Colors demonstrates how successful we can be when we expand our personalization capabilities in new and incremental ways. We look forward to extending our capability to better serve existing clients and reach new ones over time. 4

We enhanced our inventory optimization algorithm to drive stronger client outcomes and business results.

In Q2'19, we announced the implementation of an inventory optimization algorithm that helps allocate inventory more effectively across our U.S. Women's clients. As a reminder, the algorithm considers the preferences of a broader universe of clients in our styling queue (rather than one client at a time) as it determines what inventory should be made available to stylists as they style each client.

Over the last few quarters, we've refined the algorithm to improve our assortment and be more effective in reserving inventory for clients in our styling queue. Through this algorithm, we aim to deliver stronger outcomes for each client without sacrificing results for clients still waiting to be styled. As an example, if we reserve too much inventory for clients later in the queue, we may sacrifice outcomes for clients being styled near-term. However, if we do not reserve enough inventory, near-term client outcomes may benefit at the expense of clients later in the queue.

As of the end of Q1'20, our inventory optimization algorithm contributed to an increase in average items purchased per Fix, bolstering our gross margins. In addition, we've seen higher client satisfaction levels where this algorithm was applied and received feedback from clients that their Fixes were more personalized. The updated algorithm also shortened average styling time, further improving our unit economics.

The chart below compares our styling process using the previous approach to managing inventory to our current approach with the inventory optimization algorithm. It also highlights a few of the improvements we've seen across key performance metrics.

Overview of Inventory Optimization Algorithm

	Past Approach to Personalization: One Client at a Time in Order of Queue	Current Approach to Personalization: Anticipating the Needs of Our Client Queue
Optimizing	Next client to be styled in queue	Entire queue of clients (tens of thousands at a time)
Styling	Consider preferences of an individual client	Consider preferences of full client queue to maximize outcomes for the current client as well as clients waiting to be styled
Inventory	Stylists select from inventory available at time of styling	Stylists select from algorithmically reserved inventory that was set aside for each client
Results with Current Approach [1]		Increase in items purchased per Fix (keep rate) Increase in gross margin Increase in client satisfaction

[1] As of November 2, 2019. Compares client and inventory outcomes in Q1'20 using our inventory optimization algorithm to outcomes prior to implementation of the algorithm.

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Q1’20 Financial Highlights:

Our ability to grow Q1’20 revenue above our guidance range gives us confidence in the fiscal 2020 targets we’ve outlined. We also remain focused on making strategic near-term investments to drive growth, profitability, and operational efficiencies over the long term.

Active Clients

We grew our active client count to 3.4 million as of November 2, 2019, an increase of 486,000 or 16.6% year over year. We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when he or she indicates which items he or she is keeping through our mobile app or website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.



ACTIVE CLIENTS (000s)
2,930
2,961
3,133
3,236
3,416
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

Net Revenue

We grew our net revenue to $444.8 million in Q1’20, compared to $366.2 million in Q1’19, an increase of 21.5% year over year, driven by growth in both active clients and net revenue per active client.

Net revenue per active client for the period ended November 2, 2019 was $485, an increase of 9.5% compared to the prior year. This represented the sixth consecutive quarter of net revenue per active client growth, resulting from continued strength in our Women’s category, as well as success in ongoing strategic initiatives that drive increased wallet share and client engagement and satisfaction. Note that net revenue in this calculation is based on the last four fiscal quarters and benefits from the extra week in Q4’19, while active clients is measured over 52 weeks, as described above.



NET REVENUE ($M)[3]
$366.2
$370.3
$408.9
$432.1
$444.8
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20

Gross Margin

Q1’20 gross margin was 45.3%, compared to 45.1% in Q1’19, an increase of 20 basis points. This was driven by improvements in merchandise costs and operational efficiencies, partially offset by an increase in inventory reserves.



GROSS MARGIN (%)
44.5%
43.7%
44.6%
45.1%
45.3%
FY'17
FY'18
FY'19
Q1'19
Q1'20

[3] *Discounts, sales tax, and estimated refunds are deducted from revenue to arrive at net revenue.*

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Selling, General & Administrative Expenses

Q1'20 SG&A was $201.1 million, or 45.3% of net revenue, compared to Q1'19 SG&A of $154.3 million, or 42.1% of net revenue, an increase of 320 basis points. This increase was driven by our investments in talent, marketing, as well as expansion of our fulfillment centers and offices.

Advertising. We continue to make strategic and measured marketing investments. Q1'20 advertising expense included investments in both performance and brand marketing, totaling $50.7 million, or 11.4% of net revenue.[4] This includes $4.1 million related to our integrated brand campaign. In Q1'19, our advertising expense was $38.9 million or 10.6% of net revenue. Looking ahead to Q2'20, we expect to be quieter on the advertising front, similar to last year, given aggressive marketing activity by other retailers during the holiday season.



SG&A (%)
41.2%
40.2%
43.1%
42.1%
45.3%
FY'17
FY'18
FY'19
Q1'19
Q1'20

Net Income (Loss) and Earnings Per Share

Q1'20 net loss was $(0.2) million, or (0.0)% of net revenue, compared to Q1'19 net income of $10.7 million, or 2.9% of net revenue, a decrease of 290 basis points. Q1'20 diluted loss per share was $(0.00). In Q1'19, diluted earnings per share was $0.10.[5]



NET INCOME (LOSS) ($M)
($.6)
$44.9
$36.9
$10.7
($.2)
FY'17
FY'18
FY'19
Q1'19
Q1'20

Adjusted EBITDA and Adjusted EBITDA ex. SBC

Q1'20 adjusted EBITDA was $5.1 million, or 1.2% of net revenue, compared to Q1'19 adjusted EBITDA of $14.3 million, or 3.9% of net revenue, a decline of 270 basis points. This decline in adjusted EBITDA margin was driven by our investments in marketing, talent, and our U.K. expansion. Q1'20 adjusted EBITDA ex. SBC was $17.3 million, or 3.9% of net revenue.



ADJUSTED EBITDA ($M)6
$60.6
$53.6
$39.6
$14.3
$5.1
FY'17
FY'18
FY'19
Q1'19
Q1'20



ADJUSTED EBITDA ex. SBC ($M)7
$64.1
$69.0
$74.8
$20.9
$17.3
FY'17
FY'18
FY'19
Q1'19
Q1'20

[4] Advertising expenses include the costs associated with the production of advertising, television, radio, and online advertising.
[5] All earnings (loss) per share figures reflect amounts attributable to common stockholders.
[6] We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision for income taxes, other (income) expense, net, depreciation and amortization.
[7] We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation.

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Balance Sheet and Cash Flow In Q1’20, we turned U.S. inventory at a rate of approximately six times For more information regarding the non- annually on a merchandise cost basis and delivered inventory growth GAAP financial measures discussed in this letter, please see "Non-GAAP Financial that outpaced revenue growth as we invested in inventory levels to Measures," below, including the support higher client demand. In Q1’20, our capital expenditures reconciliations of our non-GAAP measures totaled $7.5 million, or 1.7% of net revenue, while we generated free to their most directly comparable GAAP cash flow of $20.0 million.8 financial measures included at the end of this letter. On August 4, 2019, we adopted the new leasing standard, ASC 842, which resulted in the recognition of operating right-of-use assets and lease liabilities of $133 million and $159 million, respectively, on the consolidated balance sheet. Presentation of the consolidated statements of operations and comprehensive income and consolidated statements of cash flow remains consistent with prior periods presented under ASC 840. 8 We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. 8

Guidance:

Our financial outlook for Q2'20, which ends on February 1, 2020, and for fiscal 2020, which ends on August 1, 2020, is as follows:

	Q2'20	
Net Revenue	$447 – $455 million	21% – 23% YoY growth
Adj. EBITDA	$10 – $15 million	2.2% – 3.3% margin
Adj. EBITDA ex. SBC	$28 – $33 million	6.3% – 7.3% margin

Our Q2'20 revenue guidance reflects growth rates similar to the guidance we've historically set for our second fiscal quarter. As we've done in past years, in Q2'20 we plan to pull back on marketing because we tend to see lower marketing efficiencies during the holiday season. Our guidance reflects year over year active client growth that is approximately in-line with the 17% we delivered in Q1'20, as well as continued growth in revenue per client.

	Fiscal Year 2020	
Net Revenue	$1.90 – $1.93 billion	20.5% – 22.5% YoY growth vs. 53 weeks 23% – 25% YoY growth vs. 52 weeks
Adj. EBITDA	$18 – $32 million	0.9% – 1.7% margin
Adj. EBITDA ex. SBC	$93 – $107 million	4.9% – 5.5% margin

Our updated fiscal 2020 guidance reflects confidence in our direct-buy momentum and the marketing investments we're planning for 2H'20.

As a reminder, fiscal 2019 was a 53-week year, which added approximately 2.5% to revenue growth in fiscal 2019. In fiscal 2020, we returned to a 52-week year. For this reason, revenue growth comparisons between fiscal 2020 (52 weeks) and fiscal 2019 (53 weeks) will be negatively impacted by approximately 2.5% in fiscal 2020. Therefore, on a 52-week basis, our full year guidance range reflects growth of 23% – 25%.

In addition, our fiscal 2020 adjusted EBITDA guidance includes plans to invest aggressively in our data science and engineering teams and continue to strengthen our competitive capabilities. These investments are reflected in a Q2'20 SBC estimate of $18 million and fiscal 2020 SBC estimate of $75 million. These estimates result in the adjusted EBITDA ex. SBC ranges listed above.

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We have not reconciled our adjusted EBITDA and adjusted EBITDA ex. SBC guidance to GAAP net income (loss) because we do not provide guidance for GAAP net income (loss) due to the uncertainty and MEDIA CONTACT potential variability of provision for (benefit from) income taxes, which media@stitchfix.com is a reconciling item between these measures and GAAP net income INVESTOR RELATIONS CONTACT (loss). Because this item cannot be reasonably predicted, we are unable ir@stitchfix.com to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, this item could have a significant impact on GAAP net income (loss). Closing We will host a conference call and earnings webcast at 2:00pm Pacific time/5:00pm Eastern time today to discuss these results. Interested parties can access the call by dialing 888-394-8218 in the U.S. or 786- 789-4776 internationally, using conference code 6942258. A live webcast will also be available on Stitch Fix’s investor relations website at investors.stitchfix.com. Thank you for taking the time to read our letter, and we look forward to your questions on our call this afternoon. Sincerely, Katrina Lake, Founder and CEO Mike Smith, President and COO Paul Yee, CFO 10

Stitch Fix, Inc. Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts) November 2, 2019 August 3, 2019 Assets Current assets: Cash and cash equivalents $ 151,779 $ 170,932 Short-term investments 145,504 143,276 Inventory, net 148,502 118,216 Prepaid expenses and other current assets 39,702 49,980 Total current assets 485,487 482,404 Long-term investments 90,532 53,372 Property and equipment, net 65,369 54,888 Operating lease right-of-use assets 128,717 — Deferred tax assets 23,865 22,175 Other long-term assets 3,358 3,227 Total assets $ 797,328 $ 616,066 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 112,161 $ 90,883 Operating lease liabilities 23,042 — Accrued liabilities 86,249 69,734 Gift card liability 6,879 7,233 Deferred revenue 11,976 11,997 Other current liabilities 2,587 2,784 Total current liabilities 242,894 182,631 Operating lease liabilities, net of current portion 131,694 — Deferred rent, net of current portion — 24,439 Other long-term liabilities 14,126 12,996 Total liabilities 388,714 220,066 Stockholders’ equity: Class A common stock, $0.00002 par value 1 1 Class B common stock, $0.00002 par value 1 1 Additional paid-in capital 290,720 279,511 Accumulated other comprehensive income 1,396 (187) Retained earnings 116,496 116,674 Total stockholders’ equity 408,614 396,000 Total liabilities and stockholders’ equity $ 797,328 $ 616,066 11

Stitch Fix, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) (In thousands, except share and per share amounts) For the Three Months Ended November 2, 2019 October 27, 2018 Revenue, net $ 444,815 $ 366,236 Cost of goods sold 243,513 201,068 Gross profit 201,302 165,168 Selling, general, and administrative expenses 201,142 154,271 Operating income 160 10,897 Interest (income) expense (1,653) (1,399) Other (income) expense, net 834 (120) Income before income taxes 979 12,416 Provision for income taxes 1,157 1,738 Net income (loss) $ (178) $ 10,678 Other comprehensive income (loss): Change in unrealized gain (loss) on available-for-sale securities, net of tax (172) (82) Foreign currency translation 1,755 26 Total other comprehensive income (loss), net of tax 1,583 (56) Comprehensive income $ 1,405 $ 10,622 Net income (loss) attributable to common stockholders: Basic $ (178) $ 10,664 Diluted $ (178) $ 10,665 Earnings (loss) per share attributable to common stockholders: Basic $ (0.00) $ 0.11 Diluted $ (0.00) $ 0.10 Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders: Basic 101,557,546 98,965,274 Diluted 101,557,546 104,539,452 12

Stitch Fix, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited) (In thousands) For the Three Months Ended November 2, 2019 October 27, 2018 Cash Flows from Operating Activities Net income (loss) $ (178) $ 10,678 Adjustments to reconcile net income to net cash provided by operating activities: Deferred income taxes (1,960) (1,061) Inventory reserves 1,801 1,563 Stock-based compensation expense 12,126 6,637 Depreciation, amortization, and accretion 4,652 3,175 Other 13 — Change in operating assets and liabilities: Inventory (31,837) (23,172) Prepaid expenses and other assets 2,973 1,252 Operating lease right-of-use assets and liabilities 272 — Accounts payable 21,721 26,008 Accrued liabilities 16,170 24,360 Deferred revenue (25) 2,532 Gift card liability (354) (141) Other liabilities 2,150 (865) Net cash provided by operating activities 27,524 50,966 Cash Flows from Investing Activities Purchases of property and equipment (7,502) (6,985) Purchases of securities available-for-sale (67,535) (169,095) Sales of securities available-for-sale 5,306 302 Maturities of securities available-for-sale 23,210 — Net cash used in investing activities (46,521) (175,778) Cash Flows from Financing Activities Proceeds from the exercise of stock options, net 518 2,000 Payments for tax withholding related to vesting of restricted stock units (2,212) (1,363) Net cash provided by (used in) financing activities (1,694) 637 Net increase (decrease) in cash, cash equivalents, and restricted cash (20,691) (124,175) Effect of exchange rate changes on cash 1,538 — Cash, cash equivalents, and restricted cash at beginning of period 170,932 310,366 Cash, cash equivalents, and restricted cash at end of period $ 151,779 $ 186,191 Components of Cash, Cash Equivalents, and Restricted Cash Cash and cash equivalents $ 151,779 $ 173,341 Restricted cash – current portion — 250 Restricted cash – long-term portion — 12,600 Total cash, cash equivalents, and restricted cash $ 151,779 $ 186,191 Supplemental Disclosure Cash paid for income taxes $ 7 $ 42 Supplemental Disclosure of Non-Cash Investing and Financing Activities: Purchases of property and equipment included in accounts payable and accrued liabilities $ 731 $ 224 Capitalized stock-based compensation $ 773 $ 410 Vesting of early exercised options $ — $ 90 Leasehold improvements paid by landlord $ 7,406 $ — 13

Non-GAAP Financial Measures We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. We also provide adjusted EBITDA excluding the impact of stock-based compensation (“ex. SBC”), which management believes provides useful information to investors and others in understanding our operating performance and facilitates comparisons between companies. These non-GAAP financial measures may be different than similarly titled measures used by other companies. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include: • adjusted EBITDA ex. SBC excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; • adjusted EBITDA and adjusted EBITDA ex. SBC excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; • adjusted EBITDA and adjusted EBITDA ex. SBC does not reflect our tax provision, which reduces cash available to us; • adjusted EBITDA and adjusted EBITDA ex. SBC excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business; and • free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. 14

We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision for income taxes, other (income) expense, net, and depreciation and amortization. We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA and adjusted EBITDA ex. SBC for each of the periods presented: For the Three Months Ended (in thousands) November 2, 2019 October 27, 2018 Adjusted EBITDA ex. SBC reconciliation: Net income (loss) $ (178) $ 10,678 Add (deduct): Interest (income) expense (1,653) (1,399) Provision for income taxes 1,157 1,738 Other (income) expense, net 834 (120) Depreciation and amortization 4,966 3,394 Adjusted EBITDA 5,126 14,291 Add (deduct): Stock-based compensation expense 12,126 6,637 Adjusted EBITDA ex. SBC $ 17,252 $ 20,928 We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented: For the Three Months Ended (in thousands) November 2, 2019 October 27, 2018 Free cash flow reconciliation: Cash flows provided by operating activities $ 27,524 $ 50,966 Deduct: Purchases of property and equipment (7,502) (6,985) Free cash flow $ 20,022 $ 43,981 Cash flows used in investing activities $ (46,521) $ (175,778) Cash flows provided by financing activities $ (1,694) $ 637 15

Forward-Looking Statements This shareholder letter and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the second quarter and full year of fiscal 2020; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom and the expansion of Shop New Colors and Shop Your Looks; the success of our direct-buy functionality; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; our ability to continue to increase success rates; and our plans related to client acquisition, engagement, and retention, including any impact on our costs and margins and our ability to determine optimal marketing and advertising methods. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 3, 2019. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. 16

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